Exhibit 4.1

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS (this “Agreement”) is dated as of this 20th day of August, 2015, by and among (i) Raptor Pharmaceutical Corp., a Delaware corporation, and any successor corporation (the “Company”), (ii) Tripex Pharmaceuticals, LLC, a Delaware limited liability company (“Tripex”), and (iii) the persons identified on the signature pages hereto and each Person who shall subsequent to the date hereof join in and become a party to this Agreement pursuant to Section 9 (collectively, the “Stockholders,” and each individually, a “Stockholder”).

WHEREAS, the Company and Tripex, have entered into that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, whereby the Company may elect to issue shares of its Common Stock to Tripex to be distributed by Tripex solely to Stock Recipient Members. Capitalized terms used but not defined herein shall have the definitions assigned to them in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholders hereby covenant and agree with each other as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” shall mean the Company’s common stock, par value $0.001 per share, and any other equity securities issued or issuable by the Company with respect thereto (whether by way of a dividend or stock split or in exchange for or upon conversion of such stock or otherwise in connection with a combination of stock, recapitalization, merger, consolidation or other corporate reorganization).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

“Registrable Securities” shall mean the shares of Common Stock issued at each Share Issuance Closing Date to Tripex pursuant to the Purchase Agreement and any such shares subsequently distributed by Tripex to the Stock Recipient Members in accordance with the Purchase Agreement, as applicable; provided, however, that any particular Registrable Securities will cease to be Registrable Securities when (a) a registration statement covering such Registrable Securities has been declared effective by the Commission in accordance with the Securities Act and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (b) such Registrable Securities have been sold pursuant to Rule 144 promulgated under the Securities Act, or (c) such Registrable Securities are no longer outstanding.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

All other capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement unless otherwise indicated.

2. Registration Statements.

The Company is now using, and covenants and agrees during the term of this Agreement to use, commercially reasonable efforts to remain qualified to register securities pursuant to a registration statement covering the resale of the Registrable Securities on Form S-3 (or any successor form or such other applicable Registration Statement) under the Securities Act. Subject to Section 8, on or promptly after any applicable Share Issuance Closing Date (and, subject to Tripex’s and/or each Stockholder’s compliance with Section 6.5(b) of the Purchase Agreement), no later than five (5) business days after the applicable Share Issuance Closing Date, the Company shall cause to be filed a registration statement on Form S-3 registering the resale of the Registrable Securities issued on such Share Issuance Closing Date (it being understood that, if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the time of the filing of a registration statement, such registration statement shall be immediately effective). The Company shall use commercially reasonable efforts to (i) have such registration statement declared effective by the Commission no later than ninety (90) days following the initial filing thereof, in the event that such registration statement is not automatically effective upon the filing thereof; and (ii) keep such registration statement effective until the earlier of (a) one hundred eighty (180) days following effectiveness thereof or (b) Tripex or the selling Stockholders, as applicable, have completed the distribution described in such registration statement. The Company shall not be obligated to enter into any underwriting agreement for the sale of any of the Registrable Securities.

3. Registration Procedures.

(a) If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of its securities under the Securities Act, the Company will:

(i)

use commercially reasonable efforts to diligently prepare, to allow for review and comment by Tripex, and to file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply as to form in all material respects with the requirements of the applicable

2

form and include all financial statements required by the Commission to be filed therewith, and use commercially reasonable efforts to cause such registration statement to become and remain effective as required under this Agreement;

(ii)	use commercially reasonable efforts to diligently prepare, to allow for review and comment by Tripex, and to file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (A) one hundred eighty (180) days following effectiveness thereof or (B) Tripex or the selling Stockholders, as applicable, have completed the distribution described in such registration statement, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement;

(iii)	promptly furnish to each selling Stockholder a copy of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, if applicable, in conformity with the requirements of the Securities Act, and such other documents as Tripex and/or such selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by Tripex and/or such selling Stockholder, which documents (other than those incorporated by reference) will be subject to the review of Tripex and/or such selling Stockholder and its counsel; provided that Tripex and/or a selling Stockholder’s review of such documents shall be limited solely to ensuring the accuracy of any information regarding such selling Stockholder included therein;

(iv)	respond promptly to any comments received from the Commission with respect to each registration statement or any amendment thereto and, upon request of Tripex and/or a selling Stockholder, promptly provide the selling Stockholders true and complete copies of all correspondence from and to the Commission relating to the registration statement;

(v)	use commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as each selling Stockholder shall request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable Tripex and/or such selling Stockholder to consummate the public sale or other disposition in such jurisdictions of the securities owned by Tripex and/or such selling Stockholder, provided that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

3

(vi)	immediately notify Tripex and/or each selling Stockholder of Registrable Securities and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vii)	use commercially reasonable efforts to promptly obtain the withdrawal of (A) any order suspending the effectiveness of a registration statement or (B) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

(viii)	promptly deliver to each holder of Registrable Securities to be sold and its counsel, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request;

(ix)	reasonably cooperate with Tripex and/or the selling Stockholders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a registration statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such selling holders may request at least two (2) business days prior to any sale of Registrable Securities pursuant to such registration statement;

(x)	use commercially reasonable efforts to otherwise facilitate the public offering of the securities;

(xi)	cause the securities covered by such registration statement to be promptly listed on the securities exchange or quoted on the quotation

4

system on which the Common Stock of the Company is then listed or quoted in the event an application related to the listing of additional shares is required by such exchange or quotation system;

(xii)	otherwise cooperate with the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any securities under this Agreement; and

(xiii)	during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.

(b) Tripex and/or each Stockholder who intends to be named as a selling securityholder in such registration statement shall furnish to the Company in writing, within five (5) business days after the date of the notice including a request therefor as set forth in a questionnaire in the form attached hereto as Exhibit A, such information regarding Tripex and/or such Stockholder and the proposed distribution by Tripex and/or such Stockholder of its Registrable Securities as the Company may reasonably request for use in connection with such registration statement or any preliminary prospectus or final prospectus contained therein. Stockholders that do not complete the questionnaire and deliver it to the Company shall not be named as selling securityholders in any preliminary prospectus or final prospectus included in such registration statement and therefore shall not be permitted to sell any Registrable Securities pursuant to such registration statement. Tripex and/or each Stockholder who intends to be named as a selling securityholder in such registration statement shall promptly furnish to the Company in writing all information required to be disclosed in order to make information previously furnished to the Company by Tripex and/or such Stockholder not materially misleading and such other information as the Company may from time to time reasonably request in writing.

4. Expenses. All registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions, shall be paid by the Company. Tripex and the Stockholders shall pay any fees and costs of their own counsel and all underwriting discounts, commissions and expenses of underwriters or brokers incurred in connection with the offering and sale of the Registrable Securities.

5. Indemnification.

(a) To the extent permitted by law, the Company shall indemnify and hold harmless Tripex and each Stockholder that is a selling holder of Registrable Securities, its successors and assigns and each other Person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) Tripex and/or the selling Stockholder (individually and collectively, the “Indemnified Person”) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) (collectively, the “liability”), joint or several, to which such Indemnified Person may become subject under the

5

Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus used in connection with any offering, including but not limited to, any free writing prospectus used by the Company or the Stockholders, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any sale or regulation thereunder in connection with such registration, or (iv) any information provided by the Company or at the instruction of the Company to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading. Except as otherwise provided in Section 5(d), the Company shall reimburse each such Indemnified Person in connection with investigating or defending any such liability. Notwithstanding the foregoing, the Company shall not be liable to any Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto, free writing prospectus, or other information, in reliance upon information furnished in writing to the Company by such Person specifically for use therein. The rights of an Indemnified Person pursuant to this Section 5(a) shall apply regardless of any investigation made by or on behalf of such Indemnified Person and shall survive transfer of such securities by such Indemnified Person.

(b) To the extent permitted by law, Tripex and each Stockholder holding any Registrable Securities included in a registration effected pursuant to this Agreement shall indemnify and hold harmless the Company, its successors and assigns, its directors, managers, officers, employees and agents, and each other Person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company (individually and collectively, also the “Indemnified Person”), against any liability, joint or several, and solely with respect to a Stockholder, several and not joint, to which any such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which Registrable Securities were registered under the Securities Act at the request of Tripex or such selling Stockholder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus used in connection with such offering, including but not limited to, any free writing prospectus used by the Company, Tripex or the Stockholders, (ii) any omission or alleged omission by Tripex or such selling Stockholder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any information provided at the instruction of Tripex or such Selling Stockholder to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading, in the case of (i), (ii) and

6

(iii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto, free writing prospectus, or other information, in reliance upon information furnished in writing to the Company by Tripex and/or such selling Stockholder specifically for use therein, including, without limitation, any comments provided by Tripex to any registration statement, preliminary or final prospectus, amendment or supplement thereto. Tripex and such selling Stockholder shall reimburse any Indemnified Person for any legal fees incurred in investigating or defending any such liability. Notwithstanding the foregoing in this Section 5(b), (A) in no event shall the liability of Tripex or any Stockholder for indemnification under this Section 5 in its capacity as a seller of Registrable Securities exceed the amount equal to the net proceeds to Tripex or such Stockholder of the securities sold in any such registration and (B) a Stockholder shall only be liable for indemnification in this Section 5, in the case of (i), (ii) and (iii), for an untrue statement or alleged untrue statement or omission or alleged omission made by such Stockholder.

(c) Indemnification similar to that specified in Sections 5(a) and (b) shall be given by the Company, Tripex and each selling Stockholder (with such modifications as may be appropriate) with respect to any required registration or other qualification of their securities under any federal or state law or regulation of governmental authority other than the Securities Act.

(d) In the event the Company, Tripex, any selling Stockholder or other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Sections 5(a), (b) or (c) above, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action with counsel reasonably satisfactory to the Indemnified Person. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying Person and the Indemnified Person, and the Indemnified Person shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual differing interests between them.

(e) If the indemnification provided for in this Section 5 for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any liabilities referred to therein, then each indemnifying Person under this Section 5, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying Person, on the one hand, and the Indemnified Person, on the other hand, from the offering of Registrable Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying Person, on the one hand, and the Indemnified Person, on the other hand, in connection with the statements or omissions which resulted in such liabilities. The

7

relative benefits received by the Company, Tripex, and the Stockholders shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company, Tripex, and the Stockholders, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Tripex or the Stockholders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall Tripex or a Stockholder be required to contribute under this Section 5(e) in excess of the lesser of (i) that proportion of the total of such liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by Tripex or such Stockholder or (ii) the net proceeds received by Tripex or such Stockholder from its sale of Registrable Securities under such registration statement. No Person found guilty of fraudulent representation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

(f) The amount paid by an indemnifying Person or payable to an Indemnified Person as a result of the liabilities referred to in this Section 5 shall be deemed to include, subject to limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 5 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person. No indemnifying Person, in the defense of any such claim or litigation, shall enter into a consent or entry of any judgment or enter into a settlement without the consent of the Indemnified Person, which consent will not be unreasonably withheld or delayed.

(g) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

6. Compliance with Rule 144. The Company will use commercially reasonable efforts to file with the Commission such information as is required under the Exchange Act for so long as there are holders of Registrable Securities and to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules) for the sale of Registrable Securities by the holders thereof. The Company shall furnish to any holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules).

8

7. Amendments. The provisions of this Agreement may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of Tripex and the Stockholders holding a majority of the then outstanding Registrable Securities held by the Stockholders; provided that in the case of any amendment or waiver which materially and adversely affects any holder of Registrable Securities differently from any other such holder (other than due to any difference in the number of Registrable Securities owned by any such holder), the written consent of such holder shall also be required. For purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof.

8. Postponement. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed forty-five (45) days in the aggregate during any twelve-month period, if the Company has been advised by legal counsel that such filing would require a special audit or the disclosure of a material impending transaction or other matter and the Company’s Board of Directors determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company (a “Black Out Period”). Upon notice of the existence of a Black Out Period from the Company to Tripex and any Stockholder or Stockholders with respect to any registration statement already effective, Tripex and such Stockholder or Stockholders shall refrain from selling their Registrable Securities under such registration statement until such Black Out Period has ended; provided, however, that the Company shall not impose a Black Out Period more than once during any period of twelve (12) consecutive months and in no event shall such Black Out Period exceed forty-five (45) days; provided, further that the Company shall not register any securities for its own account or that of any other Stockholder during the Black Out Period.

9. Joinder of Stockholders; Transferability of Registration Rights. The registration rights set forth in this Agreement are transferable to each transferee of Registrable Securities. Each subsequent holder of Registrable Securities must sign an Instrument of Accession in the form of Exhibit B hereto in order to acquire the rights granted pursuant to this Agreement.

10. Damages. The Company recognizes and agrees that each holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

11. Termination of Registration Rights. The right of Tripex and/or any Stockholder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2 shall terminate on the date upon which all Registrable Securities are freely tradable without limitation under Rule 144 under the Securities Act (or any comparable successor rules). The rights, obligations and restrictions of Tripex and/or any Stockholder hereunder and of the Company with respect to Tripex and/or such Stockholder, other than those contained in Section 5, shall terminate as soon as all of the Registrable Securities held by Tripex and/or such Stockholder are freely tradable without limitation under Rule 144 under the Securities Act.

9

12. Miscellaneous.

(a) Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be personally delivered, mailed (by first class registered or certified mail, postage prepaid), or sent by reputable delivery service or courier or facsimile transmission to the applicable party at the addresses and facsimile numbers indicated below:

If to the Company:

Raptor Pharmaceutical Corp.

7 Hamilton Landing, Suite 100

Novato, CA 94949

Attention: Ashley Gould

Facsimile: (###) ###-####

With a copy to:

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626-1925

Attention: Charles K. Ruck

If to the Tripex:

Tripex Pharmaceuticals, LLC

c/o SV Life Sciences Advisers, LLC

One Boston Place, Suite 3900

Boston, MA 02108

Attention: Dan Burgess

Facsimile: (###) ###-####

With a copy to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

3570 Carmel Mountain Rd

Suite 200

San Diego, CA 92130

Attention: Ross L. Burningham

Facsimile: (###) ###-####

If to a Stockholder:

At such Person’s address for notice as set forth in the books and records of the Company

10

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to other parties complying as to delivery with the terms of this subsection (a). All such notices, requests, demands and other communications shall be deemed to have been delivered and received (i) when delivered personally to the recipient, (ii) upon transmission by facsimile if received during normal business hours of the recipient and, if not, the next business day after transmission, as evidenced by confirmation of transmission from the sender’s facsimile machine or (iii) on the date of delivery set forth in the applicable proof of delivery if sent by reputable delivery service or courier.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to conflict of laws principles thereof.

(c) WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(c).

(d) Counterparts. This Agreement may be executed in two or more facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

(f) Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement among the parties with respect to the subject matter.

[SIGNATURE PAGES FOLLOW]

11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

COMPANY:

Raptor Pharmaceutical Corp.,
a Delaware corporation

By:	/s/ Julie Anne Smith
Name:	Julie Anne Smith
Title:	Chief Executive Officer

Signature Page to Registration Rights Agreement

Tripex:

Tripex Pharmaceuticals, LLC,
a Delaware limited liability company

By:	/s/ David Burgess
Name:	David Burgess
Title:	President and Chief Executive Officer

Signature Page to Registration Rights Agreement

STOCKHOLDERS:

RiverVest Venture Fund II, L.P.
By: River VestVenture Partners II, L.P., its General Partner
By: RiverVest Venture Partners II, LLC, its sole General Partner

By:	/s/ Thomas Melzer
Name:	Thomas Melzer
Title:	Member

Address For Notice:

RiverVest Venture Fund II (Ohio), L.P.
By: River VestVenture Partners II (Ohio), LLC, its General Partner
By: RiverVest Venture Partners II, L.P., its sole member
By: RiverVest Venture Partners II, LLC, its general partner

By:	/s/ Thomas Melzer
Name:	Thomas Melzer
Title:	Member

Address For Notice:

HBM MPEX Holding Ltd.

By:	/s/ Jean Marc LeSieur
Name:	Jean Marc LeSier
Title:	Director

Address For Notice:

INTERNATIONAL LIFE SCIENCE FUND III (LP1), L.P.
By: International Life Sciences Fund III (GP), L.P.,
its sole General Partner
By: ILSF III, LLC, its sole General Partner

By:	/s/ Denise W. Marks
Name:	Denise W. Marks
Title:	ILSF III, LLC, Member

Address For Notice:

INTERNATIONAL LIFE SCIENCE FUND III CO-INVESTMENT, L.P.
By: International Life Sciences Fund III (GP), L.P.,
its sole General Partner
By: ILSF III, LLC, its sole General Partner

By:	/s/ Denise W. Marks
Name:	Denise W. Marks
Title:	ILSF III, LLC, Member

Address For Notice:

INTERNATIONAL LIFE SCIENCE FUND III STRATEGIC PARTNERS, L.P.
By: International Life Sciences Fund III (GP), L.P.,
its sole General Partner
By: ILSF III, LLC, its sole General Partner

By:	/s/ Denise W. Marks
Name:	Denise W. Marks
Title:	ILSF III, LLC, Member

Address For Notice:

SV LIFE SCIENCES FUND IV, L.P.
By: SV Life Sciences Fund IV (GP), L.P.,
its sole General Partner
By: SVLSF IV, LLC, its sole General Partner

By:	/s/ Denise W. Marks
Name:	Denise W. Marks
Title:	SVLSF IV, LLC, Member

Address For Notice:

SV LIFE SCIENCES FUND IV, STRATEGIC PARTNERS, L.P.
By: SV Life Sciences Fund IV (GP), L.P.,
its sole General Partner
By: SVLSF IV, LLC, its sole General Partner

By:	/s/ Denise W. Marks
Name:	Denise W. Marks
Title:	SVLSF IV, LLC, Member

Address For Notice:

Aberdare Ventures III, LP
By: Aberdare GP III, LLC;
Its General Partner

By:	/s/ John H. Odden
Name:	John H. Odden
Title:	Manager

Address For Notice:

Aberdare Partners III, LP
By: Aberdare GP III, LLC;
Its General Partner

By:	/s/ John H. Odden
Name:	John H. Odden
Title:	Manager

Address For Notice:

Investor Group LP
By: Investor Growth Capital LLC, its general partener

By:	/s/ Michael V. Oporto
Name:	Michael V. Oporto
Title:	Director

Address For Notice:

Investor Growth Capital Limited

By:	/s/ Michael V. Oporto
Name:	Michael V. Oporto
Title:	Director

Address For Notice:

Adams Street V, L.P.
By: Adams Street Partners, LLC, its General Partner

By:	/s/ Elisha P. Gould III
Name:	Elisha P. Gould III
Title:	Partner

Address For Notice:

Exhibit A

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

Name of Selling Stockholder
(please print)

RAPTOR PHARMACEUTICAL CORP.

QUESTIONNAIRE FOR SELLING STOCKHOLDERS

IMPORTANT: IMMEDIATE ATTENTION REQUIRED

This Questionnaire is being furnished to all persons or entities (the “Selling Stockholders”) receiving or anticipated to receive shares of common stock, par value $0.001 per share (“Common Stock”) of Raptor Pharmaceutical Corp., a Delaware corporation (the “Company”), issued or anticipated to be issued by the Company to Tripex Pharmaceuticals, LLC, a Delaware limited liability company (“Tripex”), in accordance with that certain Asset Purchase Agreement (as such agreement may be amended from time to time, the “Purchase Agreement”), dated as of August 20, 2015, by and between the Company and Tripex, including pursuant to any distribution from Tripex of such shares of Common Stock. This Questionnaire relates to certain information required to be disclosed in a registration statement on Form S-3 being prepared by the Company for filing with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Registration Rights Agreement, dated as of August 20, 2015, entered into by and between the persons identified on the signature pages thereto and each person who shall join pursuant to the terms thereof (the “Registration Rights Agreement”) in connection with the Purchase Agreement. The Company must receive a completed Questionnaire from each Selling Stockholder in order to include such Selling Stockholder’s shares of Common Stock in the registration statement.

The furnishing of accurate and complete responses to the questions posed in this Questionnaire is an extremely important part of the registration process. The inclusion of inaccurate or incomplete disclosures in the registration statement can result in potential liabilities, both civil and criminal, to the Company and to the individuals who furnish the information. Accordingly, the Selling Stockholders are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the registration statement and related prospectus.

PLEASE GIVE A RESPONSE TO EVERY QUESTION, indicating “None” or “Not Applicable” where appropriate. Please complete, sign, and return one copy of this Questionnaire by facsimile, email or overnight courier as soon as possible.

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

Attn: Alex Coffin

Fax: (###) ###-####

#######

Unless stated otherwise, answers should be given as of the date you complete this Questionnaire. However, it is your responsibility to inform us of any changes that may occur to your situation. If there is any situation about which you have any doubt, or if you are uncertain as to the meaning of any terms used in this Questionnaire, please contact Alex Coffin at: (714) 540-1235.

PART I - STOCK OWNERSHIP

Item 1. Beneficial Ownership.

a. Deemed Beneficial Ownership. Please state the amount of securities of the Company you own on the date you complete this Questionnaire. (If none, please so state in each case.)

Amount Beneficially Owned[1]	Number of Shares of Common Stock Owned

Please state the number of shares owned by you or by family members, trusts and other organizations with which you have a relationship, and any other shares of which you may be deemed to be the “beneficial owner”[1]:

Total Shares:

Of such shares:

Shares as to which you have sole voting power:

Shares as to which you have shared voting power:

Shares as to which you have sole investment power:

Shares as to which you have shared investment power:

Shares which you will have a right to acquire before 60 days after the date you complete this Questionnaire through the exercise of options, warrants or otherwise:

Do you have any present plans to exercise options or otherwise acquire, dispose of or to transfer shares of Common Stock of the Company between the date you complete this Questionnaire and the date which is 60 days after the date in which the Registration Statement is filed?

Answer:

If so, please describe.

b. Pledged Securities. If any of such securities have been pledged or otherwise deposited as collateral or are the subject matter of any voting trust or other similar agreement or of any contract providing for the sale or other disposition of such securities, please give the details thereof.

Answer:

c. Disclaimer of Beneficial Ownership. Do you wish to disclaim beneficial ownership1 of any of the securities reported in response to Item 1(a)?

Answer:

If the answer is “Yes”, please furnish the following information with respect to the person or persons who should be shown as the beneficial owner(s)1 of the securities in question.

Name and Address of Actual Beneficial Owner	Relationship of Such Person To You	Number of Shares Beneficially Owned

d. Shared Voting or Investment Power over Securities. Will any person be deemed to have beneficial ownership over any of the securities reported in response to Item 1(a)?

Answer:

If the answer is “Yes”, please furnish the following information with respect to the person or persons who should be shown as the beneficial owner(s)1 of the securities in question.

Name and Address of Beneficial Owner	Relationship of Such Person To You	Number of Shares Beneficially Owned

Item 2. Major Shareholders. Please state below the names of persons or groups known by you to own beneficially1 more than 5% of the Company’s Common Stock.

Answer:

Item 3. Change of Control. Do you know of any contractual arrangements, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company?

Answer:

Item 4. Relationship with the Company. Please state the nature of any position, office or other material relationship you have, or have had within the past three years, with the Company or its affiliates.

Name	Nature of Relationship

Item 5. Broker-Dealer Status. Is the Selling Stockholder a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)?

☐ Yes.

☐ No.

Note that the Company will be required to identify any registered broker-dealer as an underwriter in the prospectus.

If so, please answer the remaining questions in this section.

a. If the Selling Stockholder is a registered broker-dealer, please indicate whether the Selling Stockholder purchased its Common Stock for investment or acquired them as transaction-based compensation for investment banking or similar services.

Answer:

Note that if the Selling Stockholder is a registered broker-dealer and received its Common Stock other than as transaction-based compensation, the Company is required to identify the Selling Stockholder as an underwriter in the Registration Statement and related prospectus.

b. Is the Selling Stockholder an affiliate of a registered broker-dealer? For purposes of this question, an “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

☐ Yes.

☐ No.

If so, please answer the remaining questions in this section.

i. Please describe the affiliation between the Selling Stockholder and any registered broker-dealers:

ii. If the Common Stock was received by the Selling Stockholder other than in the ordinary course of business, please describe the circumstances:

iii. If the Selling Stockholder, at the time of its receipt of Common Stock, has had any agreements or understandings, directly or indirectly, with any person to distribute the Common Stock, please describe such agreements or understandings:

Note that if the Selling Stockholder is an affiliate of a broker-dealer and did not receive its Common Stock in the ordinary course of business or at the time of receipt had any agreements or understandings, directly or indirectly, to distribute the securities, the Company must identify the Selling Stockholder as an underwriter in the prospectus.

Item 6. Nature of Beneficial Holding. The purpose of this question is to identify the ultimate natural person(s) or publicly held entity that exercise(s) sole or shared voting or dispositive power over the Registrable Securities (as defined in the Registration Rights Agreement).

a. Is the Selling Stockholder a natural person?

☐ Yes.

☐ No.

b. Is the Selling Stockholder required to file, or is it a wholly owned subsidiary of a company that is required to file, periodic and other reports (for example, Form 10-K, 10-Q, 8-K) with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act?

☐ Yes.

☐ No.

c. Is the Selling Stockholder an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended?

☐ Yes.

☐ No.

If a subsidiary, please identify the publicly held parent entity:

d. If you answered “no” to questions (a), (b) and (c) above, please identify the controlling person(s) of the Selling Stockholder (the “Controlling Entity”). If the Controlling Entity is not a natural person or a publicly held entity, please identify each controlling person(s) of such Controlling Entity. This process should be repeated until you reach natural persons or a publicly held entity that exercises sole or shared voting or dispositive power over the Registrable Securities.

***PLEASE NOTE THAT THE COMMISSION REQUIRES THAT THESE NATURAL PERSONS BE NAMED IN THE PROSPECTUS***

PART II - CERTAIN TRANSACTIONS

Item 7. Transactions with the Company. If you, any of your associates2, or any member of your immediate family3 had or will have any direct or indirect material interest in any transactions4 or series of transactions to which the Company or any of its subsidiaries was a party at any time since January 1, 2014, or in any currently proposed transactions or series of transactions in which the Company or any of its subsidiaries will be a party, in which the amount involved exceeds $120,000, please specify (a) the names of the parties to the transaction(s) and their relationship to you, (b) the nature of the interest in the transaction, (c) the amount involved in the transaction, and (d) the amount of the interest in the transaction. If the answer is “none”, please so state.

Answer:

Item 8. Third Party Payments. Please describe any compensation paid to you by a third party pursuant to any arrangement between the Company and any such third party.

Answer:

PART III – PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees), including liabilities under the Securities Act or any other statute or at common law.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) one hundred eighty (180) days following the effective date thereof and (b) until the selling security holders have completed the distribution described in this registration statement.

*        *        *

The undersigned has reviewed the Plan of Distribution set forth above and does not have a present intention of effecting a sale in a manner not described therein.

                         Agree                                    Disagree

1.	(If left blank, response will be deemed to be “Agree”.)

The undersigned hereby represents that the undersigned understands, pursuant to Interpretation A.65 in the Securities and Exchange Commission, Division of Corporation Finance, Manual of Publicly Available Telephone Interpretations dated July 1997, a copy of which is attached hereto as Exhibit 1, that the undersigned may not make any short sale of the Common Stock prior to the effectiveness of the Registration Statement, and further covenants to the Company that the undersigned will not engage in any short sales of such stock to be registered under the Registration Statement prior to its effectiveness.

SIGNATURE

The undersigned understands that the Company anticipates filing the registration statement covering the resale of the Registrable Securities within the time frame set forth in the Registration Rights Agreement. If at any time any of the information set forth in my responses to this Questionnaire has materially changed due to passage of time, or any development occurs which requires a change in any of my answers, or has for any other reason become incorrect, the undersigned agrees to furnish as soon as practicable to the individual to whom a copy of this Questionnaire is to be sent, as indicated and at the address shown on the first page hereof, any necessary or appropriate correcting information. Otherwise, the Company is to understand that the above information continues to be, to the best of my knowledge, information and belief, complete and correct.

Upon any sale of Common Stock pursuant to the Registration Statement, the undersigned hereby agrees to deliver to the Company and the Company’s transfer agent the Certificate of Subsequent Sale set forth in Exhibit I hereto.

The undersigned understands that the information that the undersigned is furnishing to the Company herein will be used by the Company in the preparation of the Registration Statement.

Name of Selling Stockholder:

Date: , 2015	Signature:

Print Name:

Title (if applicable):

Address:

Street

City State Zip Code

Telephone Number

Facsimile Number

FOOTNOTES

1.	Beneficial Ownership. You are the beneficial owner of a security, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise have or share: (1) voting power which includes the power to vote, or to direct the voting of, such security, and/or (2) investment power which includes the power to dispose, or to direct the disposition of, such security. You are also the beneficial owner of a security if you, directly or indirectly, create or use a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting yourself of beneficial ownership of a security or preventing the vesting of such beneficial ownership.

You are deemed to be the beneficial owner of a security if you have the right to acquire beneficial ownership of such security at any time within 60 days including, but not limited to any right to acquire such security (a) through the exercise of any option, warrant or right, (b) through the conversion of a security, or (c) pursuant to the automatic termination of, or the power to revoke a trust, discretionary account or similar arrangement.

Ordinarily, shares held in the name of your spouse or minor child should be considered as beneficially owned by you absent special circumstances to indicate that you do not have, as a practical matter, voting power or investment power over such shares. Similarly, absent countervailing facts, securities held in the name of relatives who share your home are to be reported as being beneficially owned by you. In addition, securities held for your benefit in the name of others, such as nominees, trustees and other fiduciaries, securities held by a partnership of which you are a partner, and securities held by a corporation controlled by you should be regarded as beneficially owned by you.

This definition of beneficial ownership is very broad; therefore, even though you may not actually have or share voting or investment power with respect to securities owned by persons in your family or living in your home, you should include such shares in your beneficial ownership disclosure and may then disclaim beneficial ownership of such securities.

2.	Associate. The term “associate”, as defined in Rule 14a-1 under the Exchange Act, means (a) any corporation or organization (other than the Company or any of its majority owned subsidiaries) of which you are an officer or partner or are, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (b) any trust or other estate in which you have a substantial beneficial interest or as to which you serve as trustee or in a similar fiduciary capacity, and (c) your spouse, or any relative of yours or relative of your spouse living in your home or who is a director or officer of the Company or of any subsidiary. The term “relative of yours” as used in this Questionnaire refers to any relative or spouse of yours, or any relative of such spouse, who has the same home as you or who is a director or officer of any subsidiary of the Company.

Please identify your associate referred to in your answer and indicate your relationship.

3.	Immediate Family. The members of your “immediate family” are deemed to include the following: your spouse; your parents; your children; your siblings; your mother-in-law or father-in-law; your sons- and daughters-in-law; and your brothers- and sisters-in-law.

4.	Transactions. The term “transaction” is to be understood in its broadest sense, and includes the direct or indirect receipt of anything of value. Please note that indirect as well as direct material interests in transactions are to be disclosed. Transactions in which you would have a direct interest would include your purchasing or leasing anything (stock in a business acquired by the Company, office space, plants, Company apartments, computers, raw materials, finished goods, etc.) from or selling or leasing anything to, or borrowing or lending cash or other property from or to, the Company, or any subsidiary.

Exhibit 1

Securities Act Sections Compliance and Disclosure Interpretations Section 239.10: “An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

Exhibit I

CERTIFICATE OF SUBSEQUENT SALE

American Stock Transfer & Trust Company, LLC

RE:	Sale of Shares of Common Stock of Raptor Pharmaceutical Corp. (the “Company”) pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333- ) (the “Registration Statement”) and Prospectus dated , (the “Prospectus”)

Dear Sir/Madam:

The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the shares pursuant to the Prospectus and in a manner described under the caption “Plan of Distribution” in the Prospectus and that such sale complies with all securities laws applicable to the undersigned, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner):

Record Holder (e.g., if held in name of nominee):

Book Entry Position or Restricted Stock Certificate No.(s):

Number of Shares Sold:

Date of Sale:

In the event that you receive a stock certificate(s) or evidence of a book entry position representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate or book entry position for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate. Notwithstanding the foregoing, in the event that the undersigned executes and delivers to you and to the Company the certification set forth on Annex I, upon instructions from the Company, you should return to the undersigned a newly issued certificate or book entry position for such excess shares of Common Stock in the name of the Record Holder without any restrictive legend.

In addition, no subsequent certification will be required to be delivered to you by the undersigned provided that the representations and warranties set forth on Annex I have been delivered to you and continue to be accurate.

You acknowledge and agree that the Company, its transfer agent and Latham & Watkins LLP or other counsel to the Company are hereby authorized to rely upon the representations and covenants made by you in this letter.

Very truly yours,

Dated:	By:

Print Name:

Title:

cc:	Raptor Pharmaceutical Corp. 7 Hamilton Landing, Suite 100 Novato, CA 94949 Attention: Ashley Gould Facsimile: (###) ###-####

Annex I

In connection with any excess shares to be returned to the Selling Stockholder upon a sale of shares of Common Stock of Raptor Pharmaceutical Corp. (the “Company”) included in the table of Selling Stockholders in the Prospectus, the undersigned hereby certifies to the Company and American Stock Transfer & Trust Company, LLC, that:

1. In connection with the sale by the undersigned stockholder of any of the shares of Common Stock, the undersigned stockholder will deliver a copy of the Prospectus included in the Registration Statement to the purchaser directly or through the undersigned stockholder’s broker-dealer in compliance with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934.

2. Any such sale will be made only in the manner described under “Plan of Distribution” in the Prospectus.

3. The undersigned stockholder will only sell the shares of Common Stock while the Registration Statement is effective, unless another exemption from registration is available.

4. The Company and its attorneys (including outside counsel to the Company) may rely on this letter to the same extent as if it were addressed to them.

5. The undersigned stockholder agrees to notify you immediately of any development or occurrence which to his, her or its knowledge would render any of the foregoing representations and agreements inaccurate.

All terms not defined herein are as defined in the Registration Rights Agreement dated as of August 20, 2015 among the Company and the persons identified on the signature pages thereto.

Very truly yours,

Dated:	By:

Print Name:

Title:

Exhibit B

INSTRUMENT OF ACCESSION

The undersigned,                      hereby agrees to become a Stockholder party to that certain Registration Rights Agreement, dated as of August 20, 2015 (the “Agreement”), among Raptor Pharmaceutical Corp., Tripex Pharmaceuticals, LLC and the stockholders named therein, a copy of which is attached hereto. The undersigned hereby agrees to be bound by the terms of conditions of the Agreement as a “Stockholder”. Pursuant to the terms of the Agreement, the undersigned is hereby made a party to the Agreement and is entitled to all of the rights and benefits under the Agreement as a “Stockholder” thereunder. This Instrument of Accession shall become a part of such Agreement.

Executed as of the date set forth below under the laws of the State of Delaware.

Signature:
Address:

Date:

Accepted:

RAPTOR PHARMACEUTICAL CORP.

By:

Date: